DRYDEN HIGH YIELD FUND, INC.
                      GATEWAY CENTER THREE
                    NEWARK, NEW JERSEY 07102




                                   April 29, 2008


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


     Re:  Dryden High Yield Fund, Inc. (the "Fund")
          File No. 811-2896

Ladies and Gentlemen:

     Please find enclosed the Semi-Annual Report on Form N-SAR for the Fund for the six-month period ended February 29, 2008.
This Form N-SAR was filed electronically using the EDGAR System.

                                   Very truly yours,


                                   /s/ Jonathan D. Shain
                                    Jonathan D. Shain
                                   Assistant Secretary







     This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of April
2008.



                  DRYDEN HIGH YIELD FUND, INC.



Witness:  /s/  Amy  E.  Cicenia                         By:   /s/
Jonathan D. Shain
              Amy  E. Cicenia                            Jonathan
D. Shain
                                             Assistant Secretary